SCHEDULE 13G

CUSIP No. 15719Y204	Page 11 of 11 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Units of Cetus Capital Acquisition Corp. dated as of January 31, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 31, 2024

HARRADEN CIRCLE INVESTORS, LP
By:	HARRADEN CIRCLE INVESTORS GP, LP, its
general partner
By:	HARRADEN CIRCLE INVESTORS GP, LLC, its
general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LP
By:	HARRADEN CIRCLE INVESTORS GP, LLC, its
general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

HARRADEN CIRCLE INVESTMENTS, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

FREDERICK V. FORTMILLER, JR.

/s/ Frederick V. Fortmiller, Jr.